                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Madison Gas and Electric Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        MADISON GAS AND ELECTRIC COMPANY

                                  [MG&E LOGO]

                ------------------------------------------------

                                PROXY STATEMENT
                ------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 1999

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                                                                  March 24, 1999

Dear Shareholder:

     The directors and officers of the Company join me in extending a cordial invitation to you to attend our 1999 Annual Meeting of Shareholders which will be held on Tuesday, May 4, 1999, at 11:00 a.m., local time, in the Exhibition Hall of the Dane County Exposition Center, 1919 Expo Way, Madison, Wisconsin (see the map on next page).

     Our accompanying Proxy Statement requests approval of the election of a slate of nominees for directors of Class I to hold office until 2002 and approval of an amendment to the Company's Bylaws.

     At the Meeting we will discuss last year's operations, comment on items of interest to you and the Company, and give you an opportunity to ask questions. Following the Meeting, our officers, directors, and other employees will be available to answer any questions you may have.

     YOUR VOTE IS IMPORTANT. I ENCOURAGE YOU TO SIGN AND DATE YOUR PROXY PROMPTLY AND MAIL IT BACK TO US even if you plan to attend the Meeting. You may revoke your proxy at the Meeting and vote your shares in person if you wish.

     I hope you will be able to attend.

                                         Very truly yours,
                                         DAVID C. MEBANE
                                         DAVID C. MEBANE
                                         Chairman of the Board, President,
                                         and Chief Executive Officer

     If you plan to attend the Meeting in person, please fill out the reservation form and return it with your proxy so that we may have an indication of the number of shareholders planning to attend the Meeting.

     If you have any questions, please feel free to call our Shareholder Services toll-free number. Call 1-800-356-6423 if you are calling from within the Continental United States and 252-4744 in the Madison area.

                                      Map

Note: Enter the Dane County Expo Center grounds through the Main Gate off of Rimrock Road (see inset map).

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TUESDAY, MAY 4, 1999, 11:00 A.M.

     The 1999 Annual Meeting of Shareholders of Madison Gas and Electric Company will be held in Madison, Wisconsin, in the Exhibition Hall of the Dane County Exposition Center, 1919 Expo Way, Madison, Wisconsin, on Tuesday, May 4, 1999, at 11:00 a.m., local time, for the purposes of:

         (1) Electing three Class I directors to hold office until the Annual Meeting of Shareholders in 2002 and until their successors have been elected and qualified.

         (2) Considering and voting upon a proposed amendment to the Company's Bylaws to require any employee director of the Company to remain employed full-time in order to continue service as a director.

         (3) Transacting such other business as may properly come before the Meeting.

     Only those shareholders of Common Stock of record at the close of business on March 1, 1999, are entitled to vote at the Meeting. All shareholders are requested to be present at the Meeting in person or by proxy. Enclosed is a proxy.

     Your attention is directed to the Company's Proxy Statement on the following pages.

                                           By order of the Board of Directors

                                           GARY J. WOLTER, Secretary
March 24, 1999

                           -------------------------

     It is important to you and the Company that your shares be represented at the Meeting. Even if you plan to attend the Meeting in person, you are requested to sign, date, and mail the enclosed proxy promptly -- regardless of the size of your stock holding.

     The signature on the proxy should correspond exactly with the name of the shareholder as it appears on the proxy. Where stock is registered in the names of two or more persons, all such persons should sign the proxy.

     If the proxy is signed as attorney, officer, personal representative, administrator, trustee, guardian, or similar capacity, please indicate full title as such.

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                                PROXY STATEMENT

To the Shareholders of
MADISON GAS AND ELECTRIC COMPANY:

     The Proxy Statement and accompanying proxy, mailed on or about March 24, 1999, are furnished as a part of the solicitation of proxies by the Board of Directors (the "Board") of Madison Gas and Electric Company (the "Company"), to be voted at the 1999 Annual Meeting of Shareholders to be held in the Exhibition Hall of the Dane County Exposition Center, 1919 Expo Way, Madison, Wisconsin, on Tuesday, May 4, 1999, at 11:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A shareholder who executes a proxy may revoke it at any time before it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy which is voted at the 1999 Annual Meeting, or attendance at the Meeting and voting in person. Attendance at the Meeting will not automatically revoke a proxy.

     As of March 1, 1999, the Company had outstanding 16,079,718 shares of Common Stock. The Common Stock constitutes the only class of securities entitled to vote at the Meeting. Only those shareholders of record at the close of business on March 1, 1999, are entitled to vote at the Meeting. At the 1985 Annual Meeting of Shareholders, the shareholders of the Company approved an amendment to the Company's Restated Articles of Incorporation (the "Restated Articles") limiting the voting power of any shareholder who acquires more than 10 percent of the Company's outstanding voting stock. To the knowledge of the Company, this limitation does not currently apply to any shareholder. Accordingly, at the present time, one share of Common Stock will be entitled to one vote. For those shareholders who are participants in the Company's Investors Plus Plan, the shares you have accumulated in the Plan are held by the Administrator of the Plan under the nominee name of Whimm & Co., and those shares, including your reinvestment shares, will be voted in accordance with the direction given on the proxy.

                               VOTING INFORMATION

     A shareholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) vote for the election of all such nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating on the proxy. A shareholder may, with respect to the proposal to amend the Company's Bylaws, (i) vote for the proposal, (ii) vote against the proposal, or (iii) abstain from voting on the proposal. Proxies properly executed and received by the Company at or prior to the Meeting and not revoked will be voted as directed therein. In the absence of a specific direction from a shareholder, proxies will be voted for the election of the named director nominees and for the proposal to amend the Company's Bylaws. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted, such nonvotes will not be considered as votes cast with respect to such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

     If a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as Class I directors. Accordingly, withholding authority to vote for a director and nonvotes with respect to the election of directors will not affect the outcome of the election of directors. If a quorum is present and the number of votes cast favoring the proposal to amend the Company's Bylaws exceeds the number of votes cast opposing the proposal, the proposal will be approved. Accordingly, abstentions and nonvotes with respect to the proposal to amend the Company's Bylaws will not affect the outcome of the vote on that proposal.

                             ELECTION OF DIRECTORS

     As described below, upon the retirement of Messrs. Stark and Vondrasek at the 1999 Annual Meeting, the Board of Directors will consist of eight directors divided into three classes, with one class having two directors and two classes having three directors, with one class being elected each year for a term of three years. Accordingly, it is proposed that the three nominees listed below be elected to serve as Class I directors for three-year terms, to expire at the 2002 Annual Meeting and upon the election and qualification of their successors.

     Mrs. Biddick, Ms. Millner, and Mr. Mebane are currently Class I directors whose terms expire at the 1999 Annual Meeting and who have been nominated for reelection.

     Each of the nominees has indicated a willingness to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable. If any of the nominees should become unable to serve, it is presently intended that the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors. Under the Company's retirement guidelines for directors, non-officer directors must retire from the Board no later than the Annual Meeting following their 73(rd) birthday.

     Mr. Stark, age 73, who has been a director for 14 years, has informed the Board of his intention to retire from the Board and its committees at the 1999 Annual Meeting. Mr. Stark is currently a Class III director whose term would expire at the 2001 Annual Meeting. Mr. Vondrasek, age 70, a director for 17 years, has also informed the Board of his intention to retire from the Board and its committees at the 1999 Annual Meeting. Mr. Vondrasek is currently a Class II director whose term would expire at the 2000 Annual Meeting. Shareholders are not being asked to elect nominees to fill the vacancies created by the retirement of Mr. Stark and Mr. Vondrasek.

     The following table sets forth the names of the nominees and the current directors who will continue in office after the Meeting, their ages, information as to their business experience for the last five years (unless otherwise noted), and the year they first became directors of the Company.

                                                              DIRECTOR
            NAMES (AGES) AND BUSINESS EXPERIENCE               SINCE
            ------------------------------------              --------
Nominees (Class I) -- Term Expiring in 1999
JEAN MANCHESTER BIDDICK (72), Madison, Wisconsin............    1982
  Retired Chief Executive Officer of Neesvig's Inc., a
  wholesale meat company, with which she was associated for
  more than 27 years.
DAVID C. MEBANE (65), Madison, Wisconsin....................    1984
  Chairman of the Board of Directors, President, and Chief
  Executive Officer of the Company, of which he has been an
  officer since 1980; also director of First Federal Capital
  Corp., a bank holding company.
REGINA M. MILLNER (55), Madison, Wisconsin..................    1996
  Attorney, analyst and broker for more than 20 years; Her
  firm, RMillner & Co., S.C., specializes in complex real
  estate projects and provides consulting services for
  private clients and governmental agencies; also a director of Wisconsin State Equity Corporation.
Members of the Board of Directors Continuing in Office
  Class II -- Term Expiring in 2000
H. LEE SWANSON (61), Cross Plains, Wisconsin................    1988
  Chief Executive Officer, President, and Director of the
  State Bank of Cross Plains, with which he has been
  associated for more than 33 years; also director of Chorus
  Communications Group, MidPlains Telephone Company, and the
  Federal Home Loan Bank of Chicago.
JOHN R. NEVIN (56), Madison, Wisconsin......................    1998
  Director, Grainger Center for Distribution Management, and
  Grainger Wisconsin Distinguished Professor, School of
  Business, University of Wisconsin-Madison, where he has
  been a faculty member for 28 years.
Class III -- Term Expiring in 2001
RICHARD E. BLANEY (62), Madison, Wisconsin..................    1974
  Retired President of Richard Blaney Seeds Inc., sellers of hybrid seed corn, with which he was associated for more
  than 9 years.
FREDERIC E. MOHS (62), Madison, Wisconsin...................    1975
  Partner in the law firm of Mohs, MacDonald, Widder &
  Paradise, of which he has been a member since 1968.
F. CURTIS HASTINGS (53), Madison, Wisconsin.................    1999
  President of J. H. Findorff & Son, Inc., and Findorff,
  Inc., commercial and industrial general contractors and
  design builders, with which he has been associated for 28
  years; also director of National Guardian Life Insurance
  Co.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table lists the beneficial ownership of Common Stock of each director and nominee, the individuals named in the Summary Compensation Table, the directors and executive officers as a group, and each person known by the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock. In each case the indicated owner has sole voting power and sole investment power with respect to the shares shown except as noted.

                                                                     PERCENT OF
                                          NUMBER OF SHARES          OUTSTANDING
                 NAME                    BENEFICIALLY OWNED         COMMON STOCK
                 ----                    ------------------         ------------
Jean Manchester Biddick................          3,936                    *
Richard E. Blaney......................          1,414                    *
Terry A. Hanson........................          2,477(1)(2)              *
F. Curtis Hastings.....................          1,088                    *
Thomas R. Krull........................         10,178(2)                 *
David C. Mebane........................          8,947(1)(2)              *
Regina M. Millner......................            924                    *
Frederic E. Mohs.......................          1,872(3)                 *
John R. Nevin..........................            900                    *
H. Lee Swanson.........................          3,150                    *
Mark C. Williamson.....................          2,614(1)(2)              *
Gary J. Wolter.........................          3,888(1)(2)              *
All directors and executive officers as
   a group (18)........................         52,979(2)                 *
Marshall & Ilsley Corporation..........        910,798(4)              5.66
   770 North Water Street
   Milwaukee, Wisconsin 53202

-------------------------
 *  Less than 1 percent.

(1) Messrs. Hanson, Mebane, Williamson, and Wolter are directors of Madison Gas and Electric Company Foundation, Inc., and as such have shared voting and investment power in an additional 12,000 shares of Common Stock held thereby.

(2) Includes Common Stock held under the two Employee Stock Ownership Plans of the Company for the account of executive officers of the Company with respect to which such persons have sole voting but no investment power: Mr. Hanson, 425 shares; Mr. Krull, 6,344 shares; Mr. Mebane, 5,453 shares; Mr. Williamson, 14 shares; Mr. Wolter, 88 shares; and directors and executive officers as a group, 18,302 shares.

(3) Includes 628 shares of Common Stock with respect to which Mr. Mohs is trustee of a trust for the benefit of his children.

(4) Marshall & Ilsley Trust Company is the Trustee of the Company's Employee Stock Ownership Plans. Marshall & Ilsley Corporation (M&I), as a parent holding company, filed a Schedule 13G to report beneficial ownership by it and four subsidiaries of shares of Common Stock. Based on information contained in the Schedule 13G, this includes shares as to which M&I has or shares voting and investment power as follows: sole voting power as to 87,144 shares; shared voting power as to 823,501 shares (as to which beneficial ownership is disclaimed as to 782,535 shares held in one or more employee benefit plans); sole investment power as to 82,546 shares; and shared investment power as to 828,252 shares (as to which beneficial ownership is disclaimed as to 782,535 shares held in one or more employee benefit plans).

                                BOARD COMMITTEES

     The Company has an Audit Committee, a Compensation Committee, an Executive Committee, and a Personnel Committee.

     During the year ended December 31, 1998, a total of 11 meetings of the Board of Directors were held. All of the directors attended in excess of 75 percent of the aggregate of these meetings and (if they were members of the Audit, Compensation, Executive, or Personnel Committee) the meetings of the Audit, Compensation, Executive, and Personnel Committees.

     In 1998 directors who were not employees of the Company received an annual retainer of $11,500, plus $650 for each Board meeting attended and $350 for each Audit, Compensation, Executive, or Personnel Committee meeting attended. Mr. Mebane does not receive additional compensation for serving as a director.

     The members of the Audit Committee are Mrs. Biddick, Ms. Millner, and Messrs. Blaney, Hastings, Mohs, Nevin, Stark, Swanson, and Vondrasek. The Audit Committee held two meetings during 1998. The Audit Committee's function is to meet with the Company's internal auditors and independent public accountants and discuss with them the scope and results of their audits, the Company's accounting practices, and the adequacy of the Company's internal controls. The Audit Committee also approves services performed by the Company's independent public accountants.

     The members of the Compensation Committee are Messrs. Blaney, Mohs, and Stark. The Compensation Committee held one meeting during 1998. The function of the Compensation Committee is to review the salaries, fees, and other benefits of officers and directors and recommend compensation adjustments to the Board of Directors.

     The members of the Executive Committee are Mrs. Biddick and Messrs. Blaney, Mebane, Mohs, and Vondrasek. The Executive Committee did not meet during 1998. The Executive Committee provides a means of taking prompt action when a quorum of the Board of Directors cannot be readily assembled. When the Board of Directors is not in session, the Executive Committee has the powers of the Board in the management of the business and affairs of the Company, except action with respect to dividends to shareholders, election of principal officers, or the filling of vacancies on the Board of Directors or committees created by the Board of Directors.

     The members of the Personnel Committee are Mrs. Biddick, Ms. Millner, and Messrs. Mebane, Mohs, Swanson, and Vondrasek. The Personnel Committee held one meeting during 1998. The Personnel Committee makes recommendations with respect to the election of directors and officers of the Company. Nominations for the Board of Directors by shareholders, which are submitted to the Chief Executive Officer and/or President of the Company, in the manner previously described, will be considered by the Personnel Committee, the Board, or the Chief Executive Officer.

     Messrs. Stark and Vondrasek will be retiring from the above committees at the 1999 Annual Meeting.

      PROPOSED AMENDMENT TO BYLAWS TO REQUIRE EMPLOYEE DIRECTORS TO REMAIN
                  EMPLOYED IN ORDER TO CONTINUE TO HOLD OFFICE

     The Board of Directors has unanimously approved and recommended to the shareholders an amendment (the "Proposed Amendment") to the Company's Bylaws which reads as follows:

     "3.02(b) Qualifications. Each Director who is a full-time employee of the Corporation or a subsidiary of the Corporation shall cease to hold office as a Director upon a termination of employment with the Company and its subsidiaries for any reason other than retirement with the consent of the Board of Directors by a resolution adopted by directors constituting not less than 70 percent of the number of directors of the Corporation fixed by the Board of Directors in accordance with Section 3.01. Each Director must be a shareholder of the Corporation. This Section 3.02(b) may be amended or repealed by the shareholders in accordance with Section 11.01 or by the Board of Directors by a resolution adopted by directors constituting not less than 70 percent of the number of directors of the Corporation fixed by the Board of Directors in accordance with
Section 3.01."

                                  DESCRIPTION

     Currently, the only qualification that the Bylaws impose on directors is that a director must be a shareholder of the Company. If the Proposed Amendment is approved, a second qualification will be added: a director who is a full-time employee of the Company must relinquish his or her position as director when that employment ceases for any reason unless, after a cessation of employment by reason of retirement, 70 percent of the Board approves his or her retention in office.

     The Board believes that the proposed director qualification requirement is in the best interest of the Company and its shareholders because it promotes the efficiency and continuity of the operations of the Board in the event that an employee director is terminated or otherwise leaves the Company. If, however, a director's employment with the Company ceases by reason of retirement, the proposed director qualification requirement would enable the Board to weigh the merits of retaining that director against any possible disruption on the Board.

     The Proposed Amendment also provides that the Board may amend or repeal this provision only if 70 percent of the Board agrees to do so. Generally, the Bylaws permit Board amendment or repeal of any provision by a simple majority vote. The supermajority voting requirement of the Proposed Amendment is designed to ensure that the full force and effect of the proposed director qualification requirement is not diluted by the general Bylaw amendment provision. Since a 70 percent vote is required for the Board to approve the retention of a retiring employee as a director, the same vote should be required to amend or repeal the provision altogether.

                                 REQUIRED VOTE

     The vote of shares cast in favor of the Proposed Amendment must exceed the votes cast against it in order to approve the Proposed Amendment.

     THE BOARD RECOMMENDS VOTES "FOR" THE PROPOSED AMENDMENT TO THE BYLAWS.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation for 1996, 1997, and 1998 of the Chief Executive Officer and four other executive officers serving as executive officers on December 31, 1998, whose salary exceeded $100,000 for 1998.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                  -------------------------------   ---------------------------------
                                                                            AWARDS            PAYOUTS
                                                                    -----------------------   -------
                                                                    RESTRICTED   SECURITIES
                                                     OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
   NAME AND PRINCIPAL             SALARY    BONUS    COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
        POSITION           YEAR     ($)      ($)         ($)           ($)          (#)         ($)        ($)(3)
   ------------------      ----   ------    -----    ------------   ----------   ----------   -------   ------------
David C. Mebane..........  1998   303,736   14,000        0             0            0           0          8,226
  Chairman, President,     1997   287,316        0        0             0            0           0          8,857
  and Chief Executive      1996   270,756        0        0             0            0           0         12,263
  Officer
Gary J. Wolter...........  1998   192,356   14,000        0             0            0           0          7,584
  Senior Vice President -  1997   176,612        0        0             0            0           0          6,171
  Administration and       1996   160,516        0        0             0            0           0          4,412
  Secretary
Mark C. Williamson.......  1998   191,528   14,000        0             0            0           0          8,325
  Senior Vice President -  1997   174,984        0        0             0            0           0          3,114
  Energy Services          1996   158,092        0        0             0            0           0            395
Thomas R. Krull(1).......  1998   131,204   12,000        0             0            0           0          3,981
  Vice President - Gas     1997   120,764        0        0             0            0           0          2,736
  and Electric Operations  1996   114,612        0        0             0            0           0          1,742
Terry A. Hanson(2).......  1998   130,260   12,000        0             0            0           0          6,450
  Vice President -         1997   122,416        0        0             0            0           0          5,089
  Finance                  1996   114,068        0        0             0            0           0          3,836

-------------------------

(1) Vice President-Electric Transmission and Distribution until November 1, 1997, when he was promoted to Vice President-Gas and Electric Operations.

(2) Treasurer until October 1, 1996, when he was promoted to Vice President and Treasurer. Promoted to Vice President-Finance on November 1, 1997.

(3) All other compensation for 1998 amounts are Company contributions to a 401(k) defined contribution plan and pay for unused vacation. The 401(k) Company contribution for 1998 was $4,800 for Mr. Mebane, $4,032 for Mr. Wolter, $4,800 for Mr. Williamson, $3,936 for Mr. Krull, and $3,981 for Mr. Hanson; the residual for each person in 1998 was pay for unused vacation for each officer, except Mr. Krull.

                        REPORT ON EXECUTIVE COMPENSATION

CORPORATE MISSION

     The mission of Madison Gas and Electric Company is to provide quality gas and electric utility service to its customers at competitive rates; to meet all customers' gas, electric, and related energy needs; and to earn a reasonable return for investors. MGE is committed to maintaining the highest standards of corporate citizenship and fair treatment for all employees.

COMPENSATION PHILOSOPHY

     The principal goal of the Madison Gas and Electric Company compensation program is to pay employees, including executive officers, at levels which are:

     - reflective of how well the Company is achieving its corporate mission

     - consistent with the Company's current financial condition, earnings, rates, total shareholder return, and projected Consumer Price Index

     - reflective of individual performance and experience

     - competitive in the marketplace

     - administered in a fair and consistent manner.

     Executive salaries are established within a salary range that reflects competitive salary levels for similar positions in similar-sized gas and electric utilities and other Wisconsin utilities. The utilities used for salary comparison are not the same companies included in the performance graph peer group in this Proxy Statement. The Upper Midwest combination utilities included in the performance graph peer group were selected to reflect utilities facing similar weather and economic conditions. Many of these companies are larger than MGE with much higher compensation structures. When examining compensation peer groups, it was determined more appropriate to consider similar-sized utilities and other Wisconsin utilities.

     The midpoint (or middle) of an executive's salary range is approximately equal to the median salary level of the surveyed utilities. An executive's position in the range reflects his or her performance over a period of years in that position, the executive's experience in that position, and Company performance.

     Specific individual or Company performance targets are not set. Instead, an executive's salary within the salary range is determined by subjectively evaluating the individual's performance and experience and the Company's performance.

     While MGE's current compensation program has functional adequacy to retain and fairly compensate the Company's executives, the Compensation Committee and the full Board review the objectives of the executive compensation program on a continuing basis. Each year, the Compensation Committee reviews and recommends to the Board annual salaries, salary grades and ranges, and the overall salary program design for the Company's executives.

     From time to time the Compensation Committee considers awarding bonuses to the Company's executives in the form of cash and/or stock. These bonuses may be made for extraordinary Company or individual performance, a desire to retain an executive by making that executive's compensation more competitive, aligning the long-term interests of executives with shareholders, and other reasons.

EXECUTIVE COMPENSATION

     Company performance factors such as earnings, rates, shareholder return, and other available financial criteria were used in determining the CEO's and other executive officers' positions in his or her salary range. Other criteria such as gas and electric reliability and responsiveness to industry change were also examined.

     In 1998, the Company achieved solid earnings despite substantially lower gas sales resulting from one of the warmest years on record. MGE addressed electric reliability concerns by taking a leadership role in the passage of the Wisconsin Electric Reliability Act of 1998 and taking steps to add electric generation. The Company positioned itself for the future by merging gas and electric field operations and restructuring its major pipeline contract. Implementing innovative measures such as a gas margin hedge helped earnings in 1998, and putting in place gas purchasing incentives provides an opportunity to increase future earnings and shareholder return.

     A study was performed for the Company in 1996 by a compensation consultant. The study compared the pay level of key MGE executives to pay levels of general industry and pay levels of other utilities with revenues of approximately $250 million. The study showed that pay levels for MGE executives were generally below the median of salary and incentive compensation for both general industry and similar-sized utilities. Salary adjustments were made which moved Company executives closer to the market median for their positions. In May of 1998, the CEO's annual salary was set at $309,108

     A stock and cash bonus was granted to MGE officers based on 1998 performance. The bonus granted to the CEO and other senior officers was $14,000. When determining whether to grant the bonus, the Compensation Committee in particular considered the factors noted above, together with the further alignment of the long-term interests of the executive officers and shareholders created by the stock portion of the bonus.

                                           Richard E. Blaney
                                           Frederic E. Mohs
                                           Phillip C. Stark

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, S&P 500, Russell 2000, and a Peer Group Index weighted according to each company's market capitalization as of the beginning of each year.

                        MADISON GAS AND ELECTRIC COMPANY
                             FINANCIAL PERFORMANCE
                  CUMULATIVE FIVE-YEAR TOTAL RETURN COMPARISON
PERFORMANCE GRAPH

                                      1998
                                   MGE - $135
                                 S&P 500 - $294
                              Russell 2000 - $179
                               Peer Group - $182

                                                MGE                  S&P 500              RUSSELL 2000            PEER GROUP
                                                ---                  -------              ------------            ----------
'1993'                                         100.00                 100.00                 100.00                 100.00
'1994'                                         102.00                 101.00                  98.00                  95.00
'1995'                                         116.00                 139.00                 126.00                 124.00
'1996'                                         107.00                 171.00                 147.00                 128.00
'1997'                                         129.00                 229.00                 180.00                 166.00
'1998'                                         135.00                 294.00                 179.00                 182.00

  Assumes $100 invested on December 31, 1993, in each of the Company's Common
               Stock, S&P 500, Russell 2000, and the Peer Group.
                *Total return assumes reinvestment of dividends

          ---------------------------------------
                     S&P      RUSSELL        PEER
           MGE       500         2000       GROUP
               ----------------------------------
1993      $100      $100       $100         $100
1994      $102      $101       $ 98         $ 95
1995      $116      $139       $126         $124
1996      $107      $171       $147         $128
1997      $129      $229       $180         $166
1998      $135      $294       $179         $182

     The Company has decided to use the Russell 2000 for the broad equity market index comparison. Given the Company's market capitalization relative to the companies included in the S&P 500 and the Russell 2000, the Company believes the Russell 2000 companies are a more representative investment alternative than the S&P 500 companies.

     The Peer Group selected by the Company is composed of 19 Upper Midwest combination utilities:

Cilcorp Inc.                MidAmerican Energy Holding
Cinergy Corp.               Minnesota Power & Light
Cipsco Inc.                 Nipsco Industries Inc.
CMS Energy Corp.            Northern States Power-MN
DPL Inc.                    SIGCORP. Inc.
IES Industries Inc.         St. Joseph Light & Power
Illinova Corp.              Utilicorp United Inc.
*Interstate Energy Corp.    Wisconsin Energy Corp.
Interstate Power Co.        WPS Resources Corp.
**Iowa-Illinois Gas &
Elec.

         *WPL Holdings merged with IES Industries and Interstate Power, which formed Interstate Energy, which later changed its name to Alliant Energy Corp.

         **Merged with Midwest Resources on 7/17/95

                        MADISON GAS AND ELECTRIC COMPANY
                             FINANCIAL PERFORMANCE
                        MGE VERSUS WISCONSIN PEER GROUP

    Note: This graph is for comparison purposes only. It is to show how the Company's Five-Year Total Return compares to the other Wisconsin utilities.

PERFORMANCE GRAPH

                                      1998
                                   MGE = $135
                                   Wisconsin
                               Peer Group = $146

                                                                            MGE                           WI PEER GROUP
                                                                            ---                           -------------
'1993'                                                                     100.00                             100.00
'1994'                                                                     102.00                              95.00
'1995'                                                                     116.00                             118.00
'1996'                                                                     107.00                             110.00
'1997'                                                                     129.00                             130.00
'1998'                                                                     135.00                             146.00

  Assumes $100 invested on December 31, 1993, in each of the Company's Common
                                 Stock and the
                      Wisconsin Utility Peer Group Average
 The Wisconsin Peer Group average is weighted based on market capitalization at the beginning of each year.
                * Total return assumes reinvestment of dividends

             -------------------
                              WI
              MGE           PEER
                           GROUP
             -------------------
1993         $100          $100
1994         $102          $ 95
1995         $116          $118
1996         $107          $110
1997         $129          $130
1998         $135          $146

Wisconsin Peer Group: Wisconsin Energy Corp.
                    Interstate Energy Corp.
                    WPS Resources Corp.
* WPL Holdings merged with IES Industries, and Interstate Power, which formed Interstate Energy;
  which interchanged its name to Alliant Energy Corp.

                 PENSION PLAN AND SUPPLEMENTAL RETIREMENT PLAN

     The Company has a noncontributory qualified defined benefit Pension Plan covering its salaried employees. The amount of pension is based upon years of service and final 60-month average earnings prior to retirement.

     The following table indicates the estimated maximum retirement benefits payable (unreduced for survivor protection) at the normal retirement age of 65 for specified compensation and years of service classifications. Substantially all compensation shown in the salary column of the summary compensation table is included in compensation under the Pension Plan, subject to any statutory regulations imposed by the Internal Revenue Code. Information in this table is based on the Pension Plan formula for years of service credit earned in 1986 and subsequent years. The retirement benefits are not subject to any reduction for Social Security benefits received by the employees or for any other offset amounts.

                             PENSION PLAN TABLE(1)

                            ANNUAL PENSION AT NORMAL RETIREMENT AGE OF 65
                              AFTER YEARS OF SERVICE INDICATED BELOW(2)
                          --------------------------------------------------
   FINAL FIVE-YEAR                                                  25 YEARS
AVERAGE ANNUAL SALARY     10 YEARS      15 YEARS      20 YEARS      OR MORE
---------------------     --------      --------      --------      --------
$100,000..............    $12,500       $18,750       $25,000       $31,250
$125,000..............    $15,625       $23,438       $31,250       $39,063
$160,000..............    $20,000       $30,000       $40,000       $50,000

-------------------------
(1) The retirement benefits reflect limits imposed by the Internal Revenue Code on benefit amounts and covered compensation.

(2) The Pension Plan Table does not reflect service credit prior to 1986 when the Pension Plan required employee contributions. The normal retirement pension for employees with service credits prior to 1986 will exceed the amounts shown in the Pension Plan Table, depending on their years of pre-1986 service and contributions made to the Pension Plan.

     The estimated annual retirement benefit payable at normal retirement age of 65 under the Pension Plan formula (assuming continuation of 1998 compensation levels through retirement and taking into account employee contributions and service credits for 1985 and prior years) is $57,380 to Mr. Mebane, $49,845 to Mr. Wolter, $51,025 to Mr. Williamson, $66,837 to Mr. Krull and $48,042 to Mr. Hanson.

     The full credited years of service under the Pension Plan are 22 for Mr. Mebane, 15 for Mr. Wolter, 13 for Mr. Williamson, 25 for Mr. Krull, and 17 for Mr. Hanson.

     Officers of the Company are also covered under a nonqualified supplemental retirement plan which provides a supplemental retirement benefit. The supplemental retirement benefit is a designated percentage ranging from 55 to 70 percent of the final 60-month average earnings less the benefit payable from the Pension Plan described above. The designated percentage is based on the officer's age at retirement. The estimated supplemental annual retirement benefit payable at normal retirement age of 65 under the supplemental retirement plan (assuming continuation of 1998 compensation levels through retirement) is $135,472 to Mr. Mebane, $88,293 to

Mr. Wolter, $86,743 to Mr. Williamson, $26,344 to Mr. Krull, and $44,610 to Mr. Hanson.

                           DEFERRED COMPENSATION PLAN

     Officers of the Company are permitted to defer a portion of their current salary under a nonqualified deferred compensation plan initiated in 1984. Two officers contributed to the plan during 1998. Participants in the plan are entitled to receive deferred compensation upon termination of active employment. Deferred compensation under this plan does not constitute compensation as defined under the Pension Plan described above.

     The Company has entered into a trust agreement for the purpose of assuring the payment of the Company's obligations under the supplemental retirement plan and deferred compensation plan. Under the trust agreement, in the event of a change in control or potential change in control of the Company, the Company will be obligated to deliver to the trustee cash or marketable securities having a value equal to the present value of the amounts which the Company is obligated to pay under such plans and the costs of maintaining the trust. "Change in control" is defined generally as the acquisition by any person, subject to certain exceptions, of beneficial ownership of 20 percent or more of the Common Stock; a change in the majority of the Board of Directors; certain mergers or similar transactions involving the Company's assets where, among other conditions, the current shareholders do not constitute at least 60 percent of the shareholders of the resulting or acquiring entity; or a liquidation of the Company.

                                SEVERANCE PLANS

     The Company has entered into severance agreements with certain key employees, including Messrs. Mebane, Wolter, Williamson, Krull, and Hanson. Under these agreements, each such employee is entitled to a severance payment following a change in control of the Company as defined above if, within 24 months after such change in control, employment with the Company is terminated by (i) the Company, (ii) the employee for good reason, or (iii) the employee for any reason during the 30-day period commencing one year after the date of change in control. Each agreement has a three-year initial term, but on the first anniversary of execution and each anniversary thereafter, the agreement is extended for an additional year, unless either the Company or the employee gives notice not to extend the agreement or a change in control of the Company has occurred. Severance payments will be equal to three times the employee's annual base salary plus three times the highest bonus paid during any of the five years preceding a change in control. If the employee receives severance benefits following a change in control, health, life, and disability benefits are continued for up to three years, and the employee will also be grossed up for any excise taxes the employee may incur. In circumstances not involving a change in control of the Company, Messrs. Mebane, Wolter, Williamson, Krull, and Hanson, like other salaried employees, are entitled under the Company's general severance plan to a payment equal to two weeks of compensation plus the employee's weekly compensation multiplied by the number of years of employment, not exceeding 24.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies from the shareholders of the Company personally or by telephone. The Company has retained Morrow & Co., Inc., to aid in the solicitation of proxies at a fee of $6,000 plus expenses.

                           SHAREHOLDER PROPOSALS AND
                      NOMINATIONS FOR NEXT ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting, a shareholder proposal must be received by the Company no later than November 25, 1999. In addition, regardless of whether a shareholder proposal is set forth in the Company's 1999 Proxy Statement as a matter to be considered by shareholders, the Company's Bylaws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 1999 Annual Meeting may consider a proposal or nomination brought by a shareholder of record on March 1, 1999, who is entitled to vote at the 1999 Annual Meeting and who has given the Company timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 1999 Annual Meeting must have been received by the Company after the close of business on January 25, 1999, and prior to the close of business on February 19, 1999. The Company did not receive notice of any shareholder proposal or nomination relating to the 1999 Annual Meeting. The 2000 Annual Meeting is expected to be held on May 9, 2000. A shareholder proposal or nomination intended to be brought before the 2000 Annual Meeting must be received by the Company after the close of business on January 24, 2000, and prior to the close of business on February 18, 2000. All proposals and nominations should be directed to the Company's principal executive offices at 133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, Attention: Corporate Secretary.

                                 OTHER MATTERS

     The Company's Annual Report for the year 1998 has been mailed to shareholders.

     The management has no knowledge of any other matters to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on such matters.

     The Board of Directors has selected PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company and its subsidiaries for 1999.

PricewaterhouseCoopers LLP, the Company's independent public accountant in 1998, is expected to have a representative present at the meeting who may make a statement and will be available to respond to appropriate questions.

                                           Madison Gas and Electric Company
                                           DAVID C. MEBANE
                                           DAVID C. MEBANE
                                           Chairman of the Board, President,
                                           and Chief Executive Officer

Dated March 24, 1999

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231
[MG&E LOGO]

This proxy is solicited on behalf of the Board of Directors of Madison Gas and Electric Company. MGE's Annual Meeting will be held at 11:00 a.m., local time, on Tuesday, May 4, 1999, in the Exhibition Hall at the Dane County Exposition Center, 1919 Expo Way, Madison, Wisconsin (see map on back).

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ATTACHED PROXY PROMPTLY AND MAIL IT BACK TO US EVEN IF YOU PLAN TO ATTEND THE MEETING. If you do plan on attending the meeting, be sure to complete and return the bottom two-thirds of this form in the enclosed envelope.

    Fold and Detach Here                                Fold and Detach Here
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                   PLEASE
                                                                    SIGN
                                                                     AND
                                                                   RETURN
                  MADISON GAS AND ELECTRIC COMPANY PROXY

     ITEM 1: Election of Directors: Class I Nominees: Jean Manchester Biddick, David C. Mebane, and Regina M. Millner


                                                                      [ ] FOR                      [ ] WITHHOLD
                                                                      all nominees listed above       authority to vote for
                                                                      (except as marked to the     all
                                                                      contrary below)                 nominees listed

                                       To withhold authority to vote
                                       for any individual nominee,
                                       write that nominee's name here:

                                       --------------------------------

     ITEM 2: Proposal to Amend Bylaws to Require any Employee
     Director to Remain Employed Full-Time in Order to Continue
     Service as a Director    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

     ITEM 3: In their discretion upon such other business as may properly come before the Meeting

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED WITH RESPECT TO PROPOSALS NUMBERED (1) AND (2). IF NO
     SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR ALL
     NOMINEES" AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S BYLAWS

         This proxy revokes any proxy heretofore given.                    ----------------------------------------------------
         --------------------------------------------------- ,             ----------------------------------------------------
         1999
         MONTH             DAY                                             Please sign exactly as name appears hereon. For
                                                                           joint accounts, all tenants should sign. Executors,
                                                                           Administrators, Trustees, etc., should so indicate
                                                                           when signing.

                          (continued on reverse side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                  1999 ANNUAL SHAREHOLDER MEETING RESERVATION


PLEASE SIGN AND RETURN IF YOU PLAN TO ATTEND THE ANNUAL
MEETING.                                                     ------------------------------------------------------------
(IF YOU DO NOT PLAN TO ATTEND, DO NOT RETURN THIS PORTION OF                        Shareholder(s)
THE FORM.)                                                   ------------------------------------------------------------
                                                                                    Shareholder(s)
                                                             ------------------------------------------------------------
                                                                                        Guest

                                      MAP

                                     PROXY

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 4, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   [MG&E LOGO]

   The aforesigned Common Stock shareholder of MADISON GAS AND ELECTRIC COMPANY hereby appoints RICHARD E. BLANEY, DAVID C. MEBANE, and FREDERIC
   E. MOHS, as proxies with power of substitution, to represent and to vote all shares of stock the aforesigned would be entitled to vote, at the Annual Meeting to be held in the Exhibition Hall of the Dane County Exposition Center, 1919 Expo Way, Madison, Wisconsin, on Tuesday, May 4, 1999, at 11:00 a.m., local time, and at all adjournments thereof.

   Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THIS PROXY AND DATE THIS PROXY. IF JOINT ACCOUNT, EACH JOINT OWNER SHOULD SIGN. IF SIGNING FOR A CORPORATION OR PARTNERSHIP OR AS AGENT, ATTORNEY, OR FIDUCIARY, INDICATE THE CAPACITY IN WHICH YOU ARE SIGNING.